Exhibit 99.1

Accenture Reports Strong First-Quarter Fiscal 2012 Results,

With Record Quarterly Revenues and EPS

— Revenues increase 17% in U.S. dollars and 14% in local currency, to $7.1 billion —

— EPS up 19%, to $0.96 —

— Operating income increases 19%, to $981 million, with operating margin of 13.9% —

— New bookings are $7.8 billion, with consulting bookings of $4.2 billion and outsourcing bookings of $3.6 billion —

— Accenture continues to expect full-year revenue growth of 7-10% in local currency;

Annual EPS range adjusted to $3.76 - $3.84, reflecting company’s updated foreign-exchange assumption —

NEW YORK; Dec. 15, 2011 — Accenture (NYSE: ACN) reported strong financial results for the first quarter of fiscal 2012, ended Nov. 30, 2011, with net revenues of $7.1 billion, an increase of 17 percent in U.S. dollars and 14 percent in local currency over the same period last year. Diluted earnings per share were $0.96, an increase of $0.15, or 19 percent, over the same period last year.

Operating income was $981 million, an increase of 19 percent over the same period last year, and operating margin was 13.9 percent, a year-over-year expansion of 20 basis points.

New bookings for the quarter were $7.8 billion, with consulting bookings of $4.2 billion and outsourcing bookings of $3.6 billion.

Pierre Nanterme, Accenture’s chief executive officer, said, “We are pleased with our strong performance in the first quarter. We generated our highest quarterly revenues ever, with double-digit local-currency growth in all five operating groups and all three geographic regions. We grew EPS by 19 percent, expanded operating margin, delivered strong bookings and continue to have a very strong balance sheet.

“Our excellent results in the first quarter give us confidence that we are executing a growth strategy that resonates with the needs of our clients in the current environment. We remain focused on delivering profitable growth through a relentless focus on industry and technology differentiation and on accelerated geographic expansion in our priority emerging markets.”

Financial Review

Revenues before reimbursements (“net revenues”) for the first quarter of fiscal 2012 were $7.1 billion, compared with $6.0 billion for the first quarter of fiscal 2011, an increase of 17 percent in U.S. dollars and 14 percent in local currency. Net revenues of $7.1 billion for the first quarter of fiscal 2012 were above the company’s guided range of $6.8 billion to $7.0 billion. Net revenues reflect a foreign-exchange impact of positive 3 percent compared with the first quarter of fiscal 2011, consistent with the foreign-exchange assumption the company provided previously.

•	Consulting net revenues for the quarter were $4.1 billion, an increase of 14 percent in U.S. dollars and 11 percent in local currency over the first quarter of fiscal 2011.

•	Outsourcing net revenues were $3.0 billion, an increase of 21 percent in U.S. dollars and 18 percent in local currency over the first quarter of fiscal 2011.

Diluted EPS for the quarter were $0.96, compared with $0.81 for the first quarter last year, an increase of $0.15, or 19 percent. The $0.15 increase in EPS reflects:

•	$0.12 from higher revenue and operating results in local currency;
•	$0.02 from favorable foreign-exchange rates; and
•	$0.02 from a lower share count;

partially offset by:

•	$0.01 from lower non-operating income.

Operating income for the quarter increased 19 percent, to $981 million, or 13.9 percent of net revenues, compared with $827 million, or 13.7 percent of net revenues, for the first quarter of fiscal 2011.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 31.8 percent, compared with 32.2 percent for the first quarter last year. Selling, general and administrative (SG&A) expenses for the first quarter were $1.27 billion, or approximately 17.9 percent of net revenues, compared with $1.12 billion, or 18.5 percent of net revenues, for the first quarter last year.

The company’s effective tax rate for the quarter was 28.3 percent, flat compared with the first quarter last year.

Net income for the quarter was $712 million, compared with $606 million for the first quarter last year, an increase of 18 percent.

Operating cash flow for the quarter was $475 million, and property and equipment additions were $81 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $394 million. For the same period last year, operating cash flow was $106 million; property and equipment additions were $75 million; and free cash flow was $31 million. Operating cash flow in the first quarter of fiscal 2012 reflected client prepayments that were higher than in the first quarter of fiscal 2011.

Days services outstanding, or DSOs, were 32 days, compared with 30 days at Aug. 31, 2011 and 33 days at Nov. 30, 2010.

Accenture’s total cash balance at Nov. 30, 2011 was $5.1 billion, compared with $5.7 billion at Aug. 31, 2011. The Nov. 30 cash balance includes a negative impact of $257 million from the lower value of most currencies versus the U.S. dollar.

Utilization for the quarter was 87 percent. Attrition for the first quarter of fiscal 2012 was 12 percent, compared with 14 percent for the fourth quarter of fiscal 2011 and 15 percent for the first quarter of fiscal 2011.

New Bookings

New bookings for the first quarter were $7.8 billion and reflect a positive 3 percent foreign-currency impact compared with new bookings in the first quarter last year.

•	Consulting new bookings were $4.2 billion, or 54 percent of total new bookings.

•	Outsourcing new bookings were $3.6 billion, or 46 percent of total new bookings.

Net Revenues by Operating Group

All five operating groups achieved double-digit revenue growth in both U.S. dollars and local currency compared with the first quarter last year. Net revenues by operating group were as follows:

•	Communications, Media & Technology: $1.5 billion, compared with $1.3 billion for the first quarter of fiscal 2011, an increase of 20 percent in U.S. dollars and 16 percent in local currency.

•	Financial Services: $1.5 billion, compared with $1.3 billion for the first quarter of fiscal 2011, an increase of 14 percent in U.S. dollars and 11 percent in local currency.

•	Health & Public Service: $1.1 billion, compared with $932 million for the first quarter of fiscal 2011, an increase of 13 percent in U.S. dollars and 11 percent in local currency.

•	Products: $1.7 billion, compared with $1.4 billion for the first quarter of fiscal 2011, an increase of 20 percent in U.S. dollars and 17 percent in local currency.

•	Resources: $1.3 billion, compared with $1.1 billion for the first quarter of fiscal 2011, an increase of 18 percent in U.S. dollars and 15 percent in local currency.

Net Revenues by Geographic Region

All of the company’s geographic regions achieved double-digit revenue growth in both local currency and U.S. dollars compared with the first quarter last year. Net revenues by geographic region were as follows:

•	Americas: $3.1 billion, compared with $2.6 billion for the first quarter of fiscal 2011, an increase of 17 percent in U.S. dollars and 16 percent in local currency.

•	Europe, Middle East and Africa (EMEA): $3.0 billion, compared with $2.6 billion for the first quarter of fiscal 2011, an increase of 14 percent in U.S. dollars and 10 percent in local currency.

•	Asia Pacific: $991 million, compared with $775 million for the first quarter of fiscal 2011, an increase of 28 percent in U.S. dollars and 20 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On Nov. 15, 2011, a semi-annual cash dividend of 67.5 cents per share was paid to Accenture plc Class A ordinary shareholders of record at the close of business on Oct. 14, 2011 and to Accenture SCA Class I common shareholders of record at the close of business on Oct. 11, 2011. These cash dividend payments totaled $475 million. This dividend represents an increase of 22.5 cents per share, or 50 percent, over the company’s previous semi-annual dividend, declared in March.

Share Repurchase Activity

During the first quarter of fiscal 2012, Accenture repurchased or redeemed 5.3 million shares for a total of $285 million, including 3.4 million shares repurchased in the open market.

Accenture’s total remaining share repurchase authority at Nov. 30, 2011 was approximately $5.8 billion.

At Nov. 30, 2011, Accenture had approximately 706 million total shares outstanding, including 645 million Accenture plc Class A ordinary shares and 61 million Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares.

Business Outlook

Second Quarter Fiscal 2012

Accenture expects net revenues for the second quarter of fiscal 2012 to be in the range of $6.5 billion to $6.8 billion. This range assumes a foreign-exchange impact of negative 1 percent compared with the second quarter of fiscal 2011.

Full Fiscal Year 2012

For fiscal 2012, the company continues to expect net revenue growth to be in the range of 7 percent to 10 percent in local currency.

Accenture’s business outlook for the full 2012 fiscal year now assumes a foreign-exchange impact of negative 1 percent compared with fiscal 2011, which is lower than the zero-percent impact the company had assumed when it previously provided business outlook during its fourth-quarter fiscal 2011 earnings announcement in September.

The company now expects diluted EPS for fiscal 2012 to be in the range of $3.76 to $3.84. This revised range is $0.04 lower than the company’s previous outlook of $3.80 to $3.88, based on the company’s updated foreign-exchange assumption.

Accenture continues to expect operating margin for the full fiscal year to be in the range of 13.7 percent to 13.9 percent, an expansion of 10 to 30 basis points.

The company continues to expect operating cash flow to be $3.6 billion to $3.9 billion; property and equipment additions to be $490 million; and free cash flow to be in the range of $3.1 billion to $3.4 billion. The company continues to expect its annual effective tax rate to be in the range of 27 percent to 28 percent.

Accenture continues to target new bookings for fiscal 2012 in the range of $28 billion to $31 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 4:30 p.m. EST today to discuss its first-quarter fiscal 2012 financial results. To participate, please dial +1 (800) 398-9389 [+1 (612) 332-0637 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 7:00 p.m. EST today, Thursday, Dec. 15, and continuing until Wednesday, March 21, 2012. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Wednesday, March 21, 2012. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 222491 from 7:00 p.m. EST Thursday, Dec. 15 through Wednesday, March 21, 2012.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with more than 244,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. The company generated net revenues of US$25.5 billion for the fiscal year ended Aug. 31, 2011. Its home page is www.accenture.com.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the consulting and outsourcing markets are highly competitive, and the company might not be able to compete effectively; the company’s results of operations (including its net revenues and operating income) and the value of balance-sheet items originally denominated in other currencies could be materially adversely affected by unfavorable fluctuations in foreign currency exchange rates; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company’s pricing estimates do not accurately anticipate the cost, risk and complexity of the company performing its work or third parties upon which it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be unprofitable; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment, including risks related to governmental budget and debt constraints; the company’s business could be materially adversely affected if it incurs legal liability in connection with providing its services and solutions; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; outsourcing services subject the company to different operational risks than its consulting and systems integration services; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; the company has only a limited ability to protect its intellectual property rights, which are important to the company’s success; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; the company’s alliance relationships may not be successful or may change, which could adversely affect the company’s results of operations; the company may not be successful at identifying, acquiring or integrating other businesses; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; many of the company’s contracts include performance payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; changes in the company’s level of taxes, and audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company’s share price and results of operations could fluctuate and be difficult to predict; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor

Accenture

+1 (917) 452-5106

roxanne.taylor@accenture.com

ACCENTURE PLC

CONSOLIDATED INCOME STATEMENTS

(In thousands of U.S. dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended November 30,
	2011	% of Net Revenues	2010	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,074,497	100%	$6,045,650	100%
Reimbursements	514,611		432,543

Revenues	7,589,108		6,478,193
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	4,822,957	68.2%	4,101,170	67.8%
Reimbursable expenses	514,611		432,543

Cost of services	5,337,568		4,533,713
Sales and marketing	837,477	11.8%	731,471	12.1%
General and administrative costs	432,517	6.1%	385,726	6.4%
Reorganization costs, net	408		348

Total operating expenses	6,607,970		5,651,258

OPERATING INCOME	981,138	13.9%	826,935	13.7%
Loss on investments, net	(55)		(51)
Interest income	10,512		9,393
Interest expense	(4,158)		(4,736)
Other income, net	5,590		13,087

INCOME BEFORE INCOME TAXES	993,027	14.0%	844,628	14.0%
Provision for income taxes	281,270		239,072

NET INCOME	711,757	10.1%	605,556	10.0%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(61,956)		(64,674)
Net income attributable to noncontrolling interests – other (1)	(7,715)		(6,168)

NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$642,086	9.1%	$534,714	8.8%

CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$642,086		$534,714
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	61,956		64,674

Net income for diluted earnings per share calculation	$704,042		$599,388

EARNINGS PER SHARE:
- Basic	$1.00		$0.84
- Diluted (3)	$0.96		$0.81
WEIGHTED AVERAGE SHARES:
- Basic	644,285,298		637,298,491
- Diluted (3)	730,114,347		743,495,265
Cash dividends per share	$0.675		$0.45

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)	Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.
(3)	Diluted weighted average Accenture plc Class A ordinary shares and earnings per share amounts in fiscal 2011 have been restated to reflect additional restricted share units issued to holders of restricted share units in connection with the payment of cash dividends.

ACCENTURE PLC

SUMMARY OF REVENUES

(In thousands of U.S. dollars)

(Unaudited)

				Percent
			Percent	Increase
OPERATING GROUPS	Three Months Ended November 30,		Increase	Local
	2011	2010	U.S. Dollars	Currency
Communications, Media & Technology (1)	$1,535,186	$1,284,476	20%	16%
Financial Services	1,483,839	1,301,118	14	11
Health & Public Service	1,054,302	931,600	13	11
Products	1,669,553	1,396,041	20	17
Resources	1,326,875	1,128,317	18	15
Other	4,742	4,098	n/m	n/m

TOTAL Net Revenues	7,074,497	6,045,650	17%	14%
Reimbursements	514,611	432,543	19

TOTAL REVENUES	$7,589,108	$6,478,193	17%

GEOGRAPHY
Americas	$3,074,717	$2,633,340	17%	16%
EMEA	3,008,528	2,637,727	14	10
Asia Pacific	991,252	774,583	28	20

TOTAL Net Revenues	$7,074,497	$6,045,650	17%	14%

TYPE OF WORK
Consulting	$4,083,424	$3,567,948	14%	11%
Outsourcing	2,991,073	2,477,702	21	18

TOTAL Net Revenues	$7,074,497	$6,045,650	17%	14%

n/m = not meaningful

OPERATING INCOME BY OPERATING GROUP (OG)

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended November 30,
	2011		2010
OPERATING GROUPS	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology (1)	$228,527	15%	$193,241	15%	$35,286
Financial Services	214,855	14	244,581	19	(29,726)
Health & Public Service	112,834	11	57,783	6	55,051
Products	218,775	13	157,261	11	61,514
Resources	206,147	16	174,069	15	32,078

Total	$981,138	13.9%	$826,935	13.7%	$154,203

(1)	On Sept. 1, 2011, Accenture changed the name of its Communications & High Tech operating group to Communications, Media & Technology. The three industries that make up the operating group — Communications, Electronics & High Tech, and Media & Entertainment — remain the same.

ACCENTURE PLC

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

	November 30, 2011	August 31, 2011
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,091,906	$5,701,078
Short-term investments	4,638	4,929
Receivables from clients, net	3,325,556	3,236,059
Unbilled services, net	1,489,541	1,385,733
Other current assets	1,081,078	1,143,384

Total current assets	10,992,719	11,471,183

NON-CURRENT ASSETS:
Unbilled services, net	49,303	49,192
Investments	38,207	40,365
Property and equipment, net	745,898	785,231
Other non-current assets	3,464,718	3,385,539

Total non-current assets	4,298,126	4,260,327

TOTAL ASSETS	$15,290,845	$15,731,510

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$4,762	$4,419
Accounts payable	898,113	949,250
Deferred revenues	2,112,177	2,219,270
Accrued payroll and related benefits	3,079,862	3,259,252
Other accrued liabilities	1,480,211	1,474,398

Total current liabilities	7,575,125	7,906,589

NON-CURRENT LIABILITIES:
Long-term debt	1,620	—
Other non-current liabilities	3,494,916	3,474,049

Total non-current liabilities	3,496,536	3,474,049

TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	3,766,360	3,878,951

NONCONTROLLING INTERESTS	452,824	471,921

TOTAL SHAREHOLDERS’ EQUITY	4,219,184	4,350,872

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$15,290,845	$15,731,510

ACCENTURE PLC

CONSOLIDATED CASH FLOWS STATEMENTS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended November 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$711,757	$605,556
Depreciation, amortization and asset impairments	132,625	120,059
Share-based compensation expense	100,558	85,096
Change in assets and liabilities/other, net	(469,682)	(704,312)

Net cash provided by operating activities	475,258	106,399

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(80,875)	(75,483)
Purchases of businesses and investments, net of cash acquired	(160,055)	(60,043)
Other investing, net	1,019	686

Net cash used in investing activities	(239,911)	(134,840)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	139,947	170,271
Purchases of shares	(285,105)	(619,720)
Cash dividends paid	(474,896)	(320,650)
Other financing, net	32,437	66,492

Net cash used in financing activities	(587,617)	(703,607)
Effect of exchange rate changes on cash and cash equivalents	(256,902)	54,208

NET DECREASE IN CASH AND CASH EQUIVALENTS	(609,172)	(677,840)

CASH AND CASH EQUIVALENTS, beginning of period	5,701,078	4,838,292

CASH AND CASH EQUIVALENTS, end of period	$5,091,906	$4,160,452